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                          Atlantic Generation, Inc.

                                    25.1

                    Certificate of Incorporation Atlantic
                              Generation, Inc.
                            Filed October 9,1986
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                        CERTIFICATE OF INCORPORATION

                                     OF
                          ATLANTIC GENERATION, INC.

         The undersigned, in order to form a corporation for the purpose hereinafter stated, under and pursuant to the provisions of the New Jersey Business Corporation Act, hereby certifies that:

         I. The name of the corporation is ATLANTIC GENERATION, INC.

         II. The purpose for which this corporation is organized is to engage in any activity for which corporations may be organized under the New Jersey Business Corporation Act, as same may from time to time be amended or supplemented.

         III. The total number of shares of stock that the Corporation is authorized to issue is two thousand five hundred (2,500) shares of Common Stock, with no par value.

         IV. The initial registered office of the Corporation shall be located at 1199 Black Horse Pike, Pleasantville, New Jersey 08232, and the name of the initial registered agent of the Corporation at such location is F. D. Huggard.

         V. There shall be five (5) Directors constituting the first Board of Directors. The name and address of each person who is to serve as an initial Director of the Corporation is as follows:

            Name                          Address
            ----                          -------

            E. D. Huggard                 1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            J. L. Jacobs                  1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            M. A. Jarrett                 1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            J. G. Salomone                1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232

            B. A. Parent                  1199 Black Horse Pike
                                          Pleasantville, New Jersey 08232
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         The above-named persons shall serve on the Board of Directors of the
Corporation until the first annual meeting of the shareholders of the Corporation and until their successors are duly elected and qualified.

         VI. The name and address of the incorporator is Atlantic City Electric Company, 1199 Black Horse Pike, Pleasantville, New Jersey 08232.

         IN WITNESS WHEREOF, the undersigned, the incorporator of the above-named corporation, has duly executed this Certificate of Incorporation on October 6, 1986.

ATTEST                                 ATLANTIC CITY ELECTRIC COMPANY



______________________________         BY_______________________________________
Sabrina M. Dodd, Secretary                E. D. Huggard
                                          President and Chief Executive Officer
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                         CONSENT TO USE SIMILAR NAME

      ATLANTIC GENERATION, INC., having simultaneously executed and filed an amendment to its Certificate of Incorporation, changing its corporate name to 600 FORE ROAD INVESTORS, INC., hereby consents to the adoption of a similar name; to wit, ATLANTIC GENERATION, INC. by another corporation.

      By this consent, ATLANTIC GENERATION, INC. waives any and all objection to the use of the similar name, ATLANTIC GENERATION, INC. by another corporation.

ATTEST                              ATLANTIC GENERATION, INC.

_____________________________       BY_____________________________________
Paula M. James, Secretary             James E. Franklin, II, President

STATE OF NEW JERSEY
                               SS.
COUNTY OF ATLANTIC

      On October 6, 1986, before me, the subscriber, personally appeared PAULA
M. JAMES who being by me duly sworn according to law on her oath saith that she is Secretary of the above-named corporation that the seal affixed is the corporate seal of the said corporation; that JAMES E. FRANKLIN, II is the President of the said corporation, that this deponent saw the said President sian this instrument as the act and deed of said corporation, he being thereunto duly authorized; that the deponent signed her name to this instrument as an attesting witness, and that the facts stated in said instrument are true.


                                          __________________________________
                                          Paula M. James, Secretary

Sworn and subscribed to before
me the day and year aforesaid.

_________________________________
Diane D. Watson
Notary Public of New Jersey